Exhibit 99.1

NEWS RELEASE – for immediate release Thursday, 16 November 2017

Tellurian closes agreement to acquire core Haynesville acreage, production and midstream assets

HOUSTON, Texas – (Marketwired November 16, 2017) A wholly-owned subsidiary of Tellurian Inc. (Tellurian) (NASDAQ: TELL) has closed the previously announced agreement with Rockcliff Energy Operating LLC (“Rockcliff”) to purchase natural gas producing assets and undeveloped acreage in northern Louisiana for $85.1 million, subject to customary adjustments.

The assets include approximately four million cubic feet per day of natural gas production, approximately 1.3 Tcf of gas resource, and approximately 138 drilling locations, which Tellurian believes will be able to be produced and delivered to market for an estimated $2.25 per mmBtu. The assets are 100% held by production and 92% operated, allowing Tellurian to control the pace of development for its multi-year drilling inventory.

President and CEO Meg Gentle said, “Acquisition of natural gas producing acreage in the core of the Haynesville provides the foundation for a growing portfolio of assets that we expect can produce LNG for a cost of $3.00 per mmBtu, FOB U.S. Gulf Coast, when Driftwood LNG begins operations in 2022.”

About Tellurian Inc.

Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitability delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.

For more information, please visit www.tellurianinc.com.

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CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the expected benefits from the Rockcliff transaction, including the expected cost of producing natural gas and LNG from the acquired assets, Tellurian’s strategy to secure low-cost gas supply, and the expected timing of Driftwood LNG operations. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about the development and performance of Driftwood LNG and other matters discussed in Item 1A of Part II of the Quarterly Report on Form 10-Q filed by Tellurian with the Securities and Exchange Commission (the “SEC”) on November 9, 2017, and other filings with the SEC, all of which are incorporated by

1201 Louisiana Street Suite 3100   |   Houston, TX 77002   |   TEL + 1 832 962 4000   |   www.tellurianinc.com

reference herein. In addition, the acquisition, exploration and development of natural gas properties involve numerous risks and uncertainties, including the risks that Tellurian will incur higher costs than it anticipates, that it will assume unanticipated liabilities associated with the acquired assets and that the performance of the assets will not meet Tellurian’s expectations due to operational, geologic, regulatory, midstream or other issues. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact:

MEDIA:

Joi Lecznar

SVP Public Affairs and Communication

Phone +1.832.962.4044

joi.lecznar@tellurianinc.com

INVESTORS:

Amit Marwaha

Director, Investor Relations

Phone +1.832.485.2004

amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100   |   Houston, TX 77002   |   TEL + 1 832 962 4000   |   www.tellurianinc.com